Exhibit 21.1

Subsidiaries of SB/RH Holdings, LLC

Subsidiary	Jurisdiction
8 in 1 Pet Products GmbH	Germany
AA Group (U.S.) – A LLC	USA (Delaware)
AA Group (U.S.) – B LLC	USA (Delaware)
AAG IDQ Acquisition Corporation	USA (Delaware)
AAG UK Holding Limited	United Kingdom
AAG UK Parent Limited	United Kingdom
Agrocueros, S.A.	Ecuador
Anabasis Handelsgesellschaft GmbH	Germany
AO “Spectrum Brands” Russia	Russian Federation
Applica Asia Limited	Hong Kong
Applica Manufacturing, S. de R.L. de C.V.	Mexico
Applica Mexico Holdings, Inc.	USA (Delaware)
Aquarium Systems Manufacturer of Instant Ocean	France
Armored Auto (UK) LP	United Kingdom
Armored Auto UK Limited	United Kingdom
Armored AutoGroup Australia Pty Ltd	Australia
Armored AutoGroup Canada ULC	Canada
Armored AutoGroup HK Limited	Hong Kong
Armored AutoGroup Inc.	USA (Delaware)
Armored AutoGroup Intermediate Inc.	USA (Delaware)
Armored AutoGroup Malaysia Sdn. Bhd.	Malaysia
Armored AutoGroup New Zealand ULC	New Zealand
Armored AutoGroup Parent Inc.	USA (Delaware)
Armored AutoGroup Philippines Inc.	Philippines
Armored AutoGroup Puerto Rico LLC	Puerto Rico
Armored AutoGroup Sales Inc.	USA (Delaware)

Subsidiary	Jurisdiction
Cannines Supplies de Mexico, S. de R.L. de C.V.	Mexico
Carmen Ltd. (formerly The Carmen Curler Co. Ltd., House of Carmen Ltd.)	United Kingdom
Dai Neng, Inc.	China
DH Haden Ltd.	United Kingdom
Distribuidora Rayovac Guatemala, S.A. (formerly Distribuidora M.A. Nicol)	Guatemala
Distribuidora Rayovac Honduras, S.A. (formerly Distribuidora de Pilas S.A.)	Honduras
Distribuidora Ray-O-Vac/Varta, S.A. de C.V.	Mexico
Household Products Chile Comercial Limitada (formerly Laponia S.A.)	Chile
IDQ Acquisition Corp.	USA (Delaware)
IDQ Holdings, Inc.	USA (Delaware)
IDQ Operating, Inc.	USA (New York)
Kent Chamois Company Limited	United Kingdom
Iams Europe, B.V.	Netherlands
Landscape Depot LLC	USA (Texas)
Maanring Holding B.V.	Netherlands
Minera Vidaluz, S.A. de C.V.	Mexico
National Manufacturing Mexico A, LLC	USA (Delaware)
National Manufacturing Mexico B, LLC	USA (Delaware)
National Openings, LLC	USA (Pennsylvania)
Paula Grundstücksverwaltungs GmbH & Co. Vermietungs-KG	Germany
Petbelly International LLC	USA (Florida)
Petco Limitada	Colombia
PPC Industries Ltd.	British Virgin Islands
Products Plus Limited	Cayman Islands
Products Plus LLC	USA (Delaware)
Rayovac (UK) Limited	United Kingdom
Rayovac Argentina, S.R.L.	Argentina
Rayovac Costa Rica, S.A. (formerly DICAPI)	Costa Rica

Subsidiary	Jurisdiction
Ray-O-Vac de Mexico, S.A. de C.V.	Mexico
Rayovac Dominican Republic, S.A.	Dominican Republic
Rayovac El Salvador, S.A. de C.V.	El Salvador
Rayovac Europe GmbH	Germany
Rayovac Guatemala, S.A. (formerly Duralux S.A.)	Guatemala
Rayovac Honduras, S.A. (formerly Industrias de Pilas, S.A.)	Honduras
Rayovac Overseas Corp.	Cayman Islands
Rayovac Venezuela, S.A.	Venezuela
Spectrum Brands Colombia S.A. (formerly Rayovac-VARTA S.A.)	Colombia
Remington Asia	Cayman Islands
Remington Consumer Products Ltd. (UK)	United Kingdom
Remington Licensing Corporation	USA (Delaware)
ROV German General Partner GmbH	Germany
ROV German Limited GmbH	Germany
ROV Holding, Inc.	USA (Delaware)
ROV International Holdings, LLC	USA (Delaware)
Russell Hobbs Deutschland GmbH (formerly Salton Deutschland GmbH)	Germany
Russell Hobbs Holdings Ltd. (formerly The Filani (Nigeria) Tin Mining Co. Ltd., Pifco Holdings Ltd., Pifco Holding Plc., Salton Holdings Ltd.)	United Kingdom
Russell Hobbs Limited (formerly Pifco Limited, Salton Europe Limited)	United Kingdom
Russell Hobbs Tower Ltd. (formerly Nadir Modes (London) Ltd.)	United Kingdom
Salix Animal Health LLC	USA (Florida)
Salton Australia Pty. Ltd. (formerly Salton Maxim Housewares Pty. Ltd.)	Australia
Salton Hong Kong Ltd. (formerly Gassen Limited)	Hong Kong
Salton Italia Srl.	Italy
Salton NZ Ltd.	New Zealand
Salton S.á.r.l.	Luxembourg
Salton UK	United Kingdom
SB/RH Holdings, LLC	USA (Delaware)

Subsidiary	Jurisdiction
Schultz Company	USA (Missouri)

Shanghai AAG Automotive Products Trading Co., Ltd.	China

Shaser, Inc.	USA (Delaware)

SPB Sweden AB (formerly VARTA Remington Rayovac Sweden AB)	Sweden

Spectrum Brands (Hong Kong) Limited	Hong Kong

Spectrum Brands (Shenzhen) Ltd.	China

Spectrum Brands (UK) Holdings Limited	United Kingdom

Spectrum Brands (UK) Limited (formerly Rayovac Europe Limited)	United Kingdom

Spectrum Brands (Xiamen) Industrial Co., Ltd. (formerly Black & Decker (Xiamen) Industrial Co., Ltd.)	China

Spectrum Brands Appliances (Ireland) Limited (formerly Remington Consumer Products (Ireland) Limited)	Dublin, Ireland

Spectrum Brands Asia	Cayman Islands

Spectrum Brands Australia Pty. Ltd. (formerly Remington Products Australia Pty. Ltd.)	Australia

Spectrum Brands Austria GmbH (formerly VARTA Batterie Ges.m.b.H.)	Austria

Spectrum Brands Benelux B.V. (formerly VARTA B.V.)	Netherlands

Spectrum Brands Brasil Industria e Comercio de Bens de Consumo Ltda. (formerly Microlite S.A.)	Brazil

Spectrum Brands Bulgaria EOOD	Bulgaria

Spectrum Brands Canada, Inc.	Canada

Spectrum Brands Czech spol. s r.o. (formerly VARTA Baterie spol.s.r.o.)	Czech Republic

Spectrum Brands del Peru S.A.C.	Peru

Spectrum Brands Denmark A/S (formerly VARTA Consumer Batteries A/S)	Denmark

Spectrum Brands East Asia Holdings Limited	Hong Kong

Spectrum Brands Europe GmbH	Germany

Spectrum Brands Finland Oy (formerly VARTA Remington Rayovac Finland Oy)	Finland

Spectrum Brands France S.A.S. (formerly Varta S.A.S.)	France

Spectrum Brands HHI (Shenzhen) Co., Ltd. (formerly Stanley Technology Co. Ltd.)	China

Spectrum Brands HHI (Zhongshan) Co., Ltd. (formerly Stanley (Zhongshan) Hardware Co., Ltd.)	China

Spectrum Brands HHI Mexico, S de RL de CV (formerly Black & Decker HHI Mexico S. De R.L. de C.V.)	Mexico

Subsidiary	Jurisdiction
Spectrum Brands HK1 Limited	Hong Kong
Spectrum Brands HK2 Limited	Hong Kong
Spectrum Brands Holding BV	Netherlands
Spectrum Brands Hrvatska d.o.o. (formerly VARTA Remington Rayovac d.o.o.)	Croatia
Spectrum Brands Hungaria Kft (formerly VARTA-Hungaria Kereskedelmi és Szolgáltató Kft)	Hungary
Spectrum Brands Italia S.r.L. (formerly VARTA Batterie S.r.l.)	Italy
Spectrum Brands Japan K.K. (formerly Tetra Japan KK)	Japan
Spectrum Brands Lux II S. á R.L.	Luxembourg
Spectrum Brands Lux S. á R.L.	Luxembourg
Spectrum Brands New Zealand Ltd. (formerly Remington Products New Zealand Ltd.)	New Zealand
Spectrum Brands Norway AS (formerly VARTA Remington Rayovac Norway AS)	Norway
Spectrum Brands Panama, LLC	Panama
Spectrum Brands Poland Sp. Z.o.o. (formerly known as VARTA Baterie Sp.z.o.o.)	Poland
Spectrum Brands Portugal Uniipessoal Lda. (formerly known as VARTA Remington Rayovac Portugal Unipessoal Lda)	Portugal
Spectrum Brands Real Estate B.V	Netherlands
Spectrum Brands Romania S.R.L. (formerly VARTA Rayovac Remington S.R.L.)	Romania
Spectrum Brands Schweiz GmbH	Switzerland
Spectrum Brands Singapore Pte. Ltd. (formerly Tetra Aquatic Asia Pacific Private Limited)	Singapore
Spectrum Brands Slovakia spol.s.r.o. (formerly VARTA BATERIE spol.s.r.o.)	Slovakia
Spectrum Brands, Inc.	USA (Delaware)
Spectrum China Business Trust	China
STP Products Manufacturing Company	USA (Delaware)
Tell Holdings Hong Kong Limited	China
Tetra (UK) Limited	United Kingdom
Tetra GmbH	Germany
Tetra Holding GmbH	Germany
The Armor All/STP Products Company	USA (Delaware)

Subsidiary	Jurisdiction
The Fair Manufacturing Company Ltd.	Cambodia
Toastmaster de Mexico S.A. de C.V.	Mexico
Tong Lung Metal Industry Co. Ltd. (formerly Spectrum Brands Taiwan, Inc.)	Taiwan
Tong Lung Philippines Metal Industry Co., Inc.	Philippines
United Industries Corporation	USA (Delaware)
VARTA Consumer Batteries GmbH & Co. KGaA (General Partner: ROV German General Partner GmbH)	Germany
VARTA Limited	United Kingdom
VARTA Pilleri Ticaret Limited Sirketi	Turkey
Spectrum Brands Spain, S.L. (formerly VARTA Remington Rayovac Spain SL)	Spain
Spectrum Brands, Trgovina, d.o.o. (formerly VARTA Remington Rayovac, Trgovina d.o.o.)	Slovenia
Viking Acquisitions S. de R.L. de C.V.	Mexico
Viking Acquisitions Servicios S. de R.L. de C.V.	Mexico
Weiser Lock Mexico S. de R.L. C.V.	Mexico